Exhibit 10.27

                          TRADEMARK SECURITY AGREEMENT

      WHEREAS, DSI Toys, Inc., a Texas corporation ("Grantor"), owns the Trademarks, Trademark registrations, and Trademark applications listed on
SCHEDULE 1 annexed hereto, and is a party to the Trademark Licenses listed on
SCHEDULE 1 annexed hereto; and

      WHEREAS, Grantor and SUNROCK CAPITAL CORP., a Delaware corporation ("GRANTEE"), are parties to a Loan and Security Agreement dated February 2, 1999 (as the same may be amended and in effect from time to time, the "LOAN AGREEMENT"), providing that Grantee will make certain loans to Grantor; and

      WHEREAS, pursuant to the terms of the Loan Agreement, Grantor has granted to Grantee a security interest in all of the assets of Grantor including all right, title and interest of Grantor in, to and under all of the following now owned or hereafter created or acquired by Grantor: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those described in SCHEDULE 1 annexed hereto; (b) all reissues, extensions or renewals thereof; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing including damages or payments for past or future infringements of any of the foregoing;
(d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; (f) all goodwill associated with and symbolized by any of the foregoing (items (a) - (g) above are collectively referred to hereto as "TRADEMARK"); (g) Trademark registrations, (h) Trademark applications and (i) any written agreement now or hereafter in existence granting to Grantor any right to use any Trademark, including, without limitation, the agreements described in SCHEDULE 1 annexed hereto, together with the goodwill of the business symbolized by Grantor's Trademarks, and all proceeds thereof, to secure the payment of all amounts owing by Grantor under the Loan Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee a continuing security interest in all of Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "TRADEMARK Collateral"), whether presently existing or hereafter created or acquired:

            (1) each Trademark, Trademark registration and Trademark application, including, without limitation, the Trademarks, Trademark registrations (together with any reissues, continuations or extensions thereof) and Trademark applications referred to in SCHEDULE 1 annexed hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark, Trademark registration and Trademark application;

TRADEMARK SECURITY AGREEMENT -Page 1

            (2) each Trademark License and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark License; and

            (3) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (a) infringement or dilution of any Trademark or Trademark registration including, without limitation, the Trademarks and Trademark registrations referred to in SCHEDULE 1 annexed hereto, the Trademark registrations issued with respect to the Trademark applications referred in SCHEDULE 1 and the Trademarks licensed under any Trademark License, or
      (b) injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License.

      This security interest is granted in conjunction with the security interests granted to Grantee pursuant to the Loan Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Grantee with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

      IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be duly executed by its duly authorized officer thereunto as of the 2nd day of February, 1999.


                                          DSI TOYS, INC.

                                          By: /s/ M. D. DAVIS
                                                  M.D. Davis
                                                  Chief Executive Officer


TRADEMARK SECURITY AGREEMENT -Page 2

                                 ACKNOWLEDGMENT


STATE OF TEXAS         ss.
                       ss.
COUNTY OF DALLAS       ss.

      This instrument was acknowledged before me on February 2, 1999, by M.D. Davis, Chief Executive Officer of DSI Toys, Inc., a Texas corporation, on behalf of said corporation.

                                     /s/ PATRICIA WILKERSON
                                         Notary Public in and for the State
                                         of Texas

My Commission Expires:

_________________________

                                        [PATRICIA WILKERSON NOTARY PUBLIC STAMP]



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